                                    EXHIBIT 5

                          OPINION OF LESTER MORSE P.C.
             RE: LEGALITY OF SHARES OF COMMON STOCK BEING REGISTERED



EXHIBIT 5

The Havana Group, Inc.                                        August 27, 2002
5701 Mayfair Road
North Canton, OH  44720

Re:      Registration Statement on Form S-8
         of The Havana Group, Inc.
         -------------------------

Gentlemen:

         You have requested our opinion as counsel for The Havana Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the "Shares") of Common Stock, par value $.001 per share, of the Company which may be issued pursuant to the exercise of options granted or to an employee of the Corporation.

         We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Company in accordance with the terms of the Employment Agreement and Stock Option Agreement, upon exercise of options properly granted, is duly authorized, and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and (b) each such Share has been delivered in accordance with the terms of such Stock Option Agreement, each such Share will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                          Very truly yours,

                                          LESTER MORSE P.C.

                                          /s/ Steven Morse